Exhibit 16.1

DeCoria, Maichel & Teague A PROFESSIONAL SERVICES FIRM	1105 W. Francis Suite A Spokane, Washington 99205 jeff@dm-t.com Facsimile (509) 535-9391 Telephone (509) 535-3503

March 17, 2004

Martyn A. Powell

Aberdeen Idaho Mining Company

601 W. Main Ave. Suite 1017

Spokane, WA

99201

Dear Mr. Powell:

This is to confirm that the client-auditor relationship between Missouri River and Gold Gem Corporation (Commission File Number 000-33109) and DeCoria, Maichel & Teague P.S. has ceased. Thank you for allowing our firm to serve you.

Sincerely,

DeCoria, Maichel & Teague P.S.

CC: Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

VIA FACSIMILE: 202-942-9656